Exhibit 99.1

       Geron to Restate Financial Results of Prior Periods

   No Impact on Reported Revenues, Operating Expenses, Total Assets
                           or Cash Position


    MENLO PARK, Calif.--(BUSINESS WIRE)--March 9, 2007--Geron Corporation (Nasdaq:GERN) today announced that the company will restate its financial statements for the 2005, 2004 and 2003 fiscal years as well as its quarterly financial statements for the first three quarters of 2006 and all quarters in 2005. The restatement results from the company's review of recent guidance relating to Emerging Issues Task Force Issue 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," (Issue 00-19). The restatement will have no impact on previously reported revenues, operating expenses, total assets or cash position.

    Historically, the company has accounted for certain warrants to purchase shares of the company's common stock issued in connection with equity financings off an effective shelf registration statement as permanent equity in the consolidated financial statements. Pursuant to Issue 00-19, the company will report 2006 and restate prior consolidated balance sheets to account for the value of these warrants to purchase shares of the company's common stock as a liability, and will restate prior consolidated statements of operations for the quarterly change in fair value of the warrants.

    "It is important to understand the reason for this restatement," said David L Greenwood, Geron's executive vice president and chief financial officer. "We reviewed recent guidance that led us to the conclusion that the value of warrants to purchase shares of the company's common stock issued in connection with an offering off an effective shelf registration statement should be classified as debt rather than equity. The reclassification of these warrants as debt does not result in any impact on the company's reported revenues, operating expenses, or cash."

    "We prepare our financial statements in each reporting period according to our understanding of accounting rules prevailing at the time and our financial statements are audited each year. It is the intention of the parties to the warrant agreements that these securities are only exercisable for shares of Geron's common stock and are not debt securities. We expect to amend a number of the warrant agreements during March 2007 to reflect the original intent of the parties and, as a result, we anticipate that those warrants will be appropriately classified as equity on our balance sheet on March 31, 2007."

    Geron confirms its commitment to the highest level of financial reporting standards, as well as the integrity of its financial statements. The company currently expects to report its restated financial information in its 2006 Annual Report on Form 10-K.

    Geron is developing first-in-class biopharmaceuticals for the treatment of cancer and degenerative diseases, including spinal cord injury, heart failure, diabetes and HIV/AIDS. The company is advancing an anticancer drug and a cancer vaccine that target the enzyme telomerase through multiple clinical trials. Geron is also the world leader in the development of human embryonic stem cell-based therapeutics, with its spinal cord injury treatment anticipated to be the first product to enter clinical development. For more information, visit www.geron.com.

    This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such forward-looking statements in this press release regarding Geron's financial statements and financial results constitute forward-looking statements that involve risks and uncertainties, including, without limitation: risks inherent in the development and commercialization of potential products; uncertainty of clinical trial results or regulatory approvals or clearances; need for future capital; dependence upon collaborators; maintenance of our intellectual property rights; ongoing review of accounting matters with respect to the restatement; our ability to restate financial statements and financial information and to complete those restatements in a timely manner; our ability to complete and make prompt filings with respect to prior periods and to complete and file our Form 10-K for the year ended December 31, 2006; the effectiveness of our internal control over financial reporting; and the impact of the restatement on our business operations, relationships with business partners, employee relations and our pipeline. Actual results of Geron may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including unanticipated accounting issues or audit issues for the periods to be restated or adjusted; unanticipated issues regarding the restatement that require additional efforts, procedures or review; and other risks and uncertainties discussed more fully in our SEC filings, including those discussed under Item 1A, "Risk Factors Related to Our Business" in the company's Form 10-K for the fiscal year ended December 31, 2005, and in the "Management's Discussion and Analysis" section of the company's Form 10-Q for the quarter ended September 30, 2006, which are on file with the SEC and may be accessed at http://www.sec.gov. We disclaim any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release, except as required by federal securities laws.


    CONTACT: Geron Corporation
             David L. Greenwood, Chief Financial Officer, 650-473-7765 info@geron.com or
             Noonan Russo
             David Schull, 858-717-2310 (Media)
             david.schull@eurorscg.com
             Matthew Haines, 212-845-4235 (Investors) matthew.haines@eurorscg.com